UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010 (January 29, 2010)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On January 29, 2010, Southern Copper Corporation, or SCC, issued a press release announcing a change on the record and payment dates in respect of the quarterly dividend payment of U.S.¢43 per share announced earlier on such date.  The U.S. ¢43 per share dividend will instead be paid on March 4, 2010, to the shareholders of record at the close of business on February 19, 2010.

In addition, on February 1, 2010, SCC issued a press release announcing that, on January 7, 2010, its Board of Directors approved the change of the ticker symbol under which SCC's common shares are listed on the New York Stock Exchange from "PCU" to "SCCO".  SCC further informed that it expects such change to be effective at the start of trading on Wednesday, February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Genaro Guerrero Diaz Mercado
Name:	Genaro Guerrero Díaz Mercado
Title:	Vice President, Finance and Chief Financial Officer

Date:  February 1, 2010

INDEX TO EXHIBITS

Exhibits

8.1	Press releases of Southern Copper Corporation dated as of January 29 and February 1, 2010, respectively.